Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-6284

lsharp@smith-wesson.com

Smith & Wesson Increases Credit Facility to $500 Million

SPRINGFIELD, Mass., October 31, 2016 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leading provider of quality products for shooting, hunting, and rugged outdoor enthusiasts, today announced that its lenders have expanded the company’s existing revolving line of credit to $350 million from $175 million and have increased the company’s option to further expand its credit commitment to $150 million from $50 million. The amendments provide the company with an increase in overall credit availability to $500 million from $225 million. The credit facility remains unsecured.

“The successful growth of our business has allowed us to build an exceptionally strong balance sheet, providing us with a variety of options to invest in our future growth, both organically and inorganically, and execute our strategy to become the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast,” said Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer of Smith & Wesson Holding Corporation. “The expansion of our unsecured credit line is a clear reflection of the confidence our lenders have in Smith & Wesson and the overall strength of our business.”

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun and long gun products sold under the Smith & Wesson®, M&P®, and Thompson/Center Arms™ brands as well as providing forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories provides shooting, hunting, and outdoor accessories, including reloading, gunsmithing, and gun cleaning supplies, tree saws, vault accessories, knives, laser sighting systems, and tactical lighting products. Brands in Outdoor Products & Accessories include Smith & Wesson®, M&P®, Thompson/Center Arms™, Crimson Trace, Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, Hooyman® Premium Tree Saws, BOG POD®, and Golden Rod® Moisture Control as well as knives and specialty tools under Schrade, Old Timer, Uncle Henry, and Imperial. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding our belief that the successful growth of our business has allowed us to build an exceptionally strong balance sheet, providing us with a variety of options to invest in our future growth, both organically and inorganically, and execute our strategy to become the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast; and our belief that the expansion of our unsecured credit line is a clear reflection of the confidence our lenders have in Smith & Wesson and the overall strength of our business. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2016.